                                    EXHIBIT 3

                          ACKNOWLEDGMENT AND AGREEMENT

     This Acknowledgment and Agreement (this "Agreement") is being executed and delivered by the undersigned ("Director") in connection with the Citizens First Group Directors' Deferred Fee Plan (the "Plan") effective upon the Effective Date described therein. Capitalized terms not otherwise defined in this Agreement will have the meanings given to them in the Plan.

     The undersigned acknowledges and agrees as follows:

     A. Director [IS] [WAS] a member of the Board of Directors of the Corporation and/or the Bank.

     B. Director entered into one or more deferred fee agreements or arrangements with the Corporation and/or the Bank (all of such agreements and arrangements, together, the "Prior Agreement"), pursuant to which Director agreed to the deferral of fees paid to Director for service as a member of the Board of Directors of the Corporation and/or the Bank [AND FOR THE DEFERRAL OF CERTAIN OTHER AMOUNTS PAID TO DIRECTOR, INCLUDING AMOUNTS PAID TO DIRECTOR IN VARIOUS OTHER CAPACITIES]. [BRACKETED LANGUAGE FOR FORMER NON-EMPLOYEE DIRECTORS ONLY]

     C. On November __ [15] [AND] [29], 2001, Director and [THE CORPORATION] [AND] [THE BANK] amended the Prior Agreement to provide that settlements of Director's Deferral Account (as defined in the Prior Agreement) would be made in shares of the Corporation's Common Stock, rather than in cash.

     D. The amendment described in Recital C above constituted an investment decision made by Director to purchase shares of the Corporation's Common Stock (the "Shares") and such sale of the Shares (the "Sale") was made by the Corporation in reliance on one or more exemptions from registration under the Securities Act of 1933, as amended (the "Securities Act").

     E. Director is acknowledging in this Agreement certain facts that existed at the time of the Sale.

     F. In addition, the Corporation and the Bank [ARE IN THE PROCESS OF CONSIDERING ADOPTION OF] [HAVE ADOPTED] the Plan, which Plan, upon the Effective Date described therein, [AMENDED AND RESTATED, AND SUPERSEDED AND REPLACED] [WILL AMEND AND RESTATE, AND SUPERSEDE AND REPLACE] in its entirety, the Prior Agreement (in addition to various other agreements and arrangements with other directors of the Corporation and/or the Bank).

     G. Director consents to the amendment and restatement and the superseding and replacement of the Prior Agreement with the Plan, effective upon the Effective Date,

                                       2

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and, for clarity, is acknowledging herein the number of Director's Prior
Agreement Units (as defined in the Plan).

     THEREFORE, Director agrees as follows:

     1. DIRECTOR'S REPRESENTATIONS AND WARRANTIES. Director hereby represents and warrants to the Corporation as follows as of the date of the Sale:

          (a) ACCREDITED INVESTOR. Director was an "accredited investor" as such term was defined in Rule 501 of Regulation D promulgated under the Securities Act. Director was a director of the Corporation and/or the Bank and was treated as a person required to file reports under Section 16(a) of the Securities Exchange Act of 1934, as amended, with regard to the equity securities of the Corporation.

          (b) SOPHISTICATION. As of the date of the Sale, Director had substantial prior investment experience and Director had such knowledge and experience in financial and business matters that he or she was capable of evaluating the merits and risks of the potential purchase of the Shares.

          (c) ECONOMIC RISK. Director acknowledges and recognizes that he or she understood at the time of the Sale that an investment in the Shares involved and involves a high degree of risk in that Director may not be able to promptly liquidate the investment. The financial condition of Director was and is such that he or she had then and has now no need for liquidity with respect to his or her investment in the Shares to satisfy any then or now existing or contemplated undertaking or indebtedness, and he or she had then and has now no need for a current return on his or her investment in the Shares; he or she was able then and is now able to bear the economic risk of his or her investment in the Shares for an indefinite period of time, including the risk of losing all of his or her investment, and the loss of his or her entire investment in the Shares would not materially adversely affect the standard of living of Director or his or her family.

          (d) INVESTMENT INTENT; NO RESALE. Director acknowledges that he or she purchased the Shares for investment, for Director's own account, and not with a view to, or for sale in connection with, any distribution of the Shares. Director acknowledges that, at the time of the Sale, he or she understood and recognized and he or she now understands and recognizes that the Shares would not be registered under the Securities Act, the Michigan Uniform Securities Act or the securities statutes of any other state or jurisdiction, that there was no then present intention of so registering the Shares (nor is there now any such intention) or any right of Director to cause them to be registered and that the Shares could not then and cannot now or in the future be resold (and Director covenants that he or she will not resell them) unless they are subsequently registered under applicable Federal and State securities laws or unless exemptions from all such applicable registration requirements are available.

          (e) INDEPENDENT DECISION. Director made his or her own investment decision concerning the Shares. Director had not received, and had not and will not rely on, any representations, opinions or recommendations from the Corporation or any of its representatives concerning the potential investment, including, without limitation, concerning the Shares or the Corporation.

          (f) INFORMATION. Director acknowledges receipt from the Corporation, prior to the time of the Sale, of all information concerning the Shares and the Corporation, including copies of then current filings with the Securities and Exchange Commission and information relating to the Corporation's financial condition, prospects, business, products, facilities, principals and business risks, its securities, its stockholders and affiliates, its financing needs, its dividend policy, the potential dilution of Director's interest in the Corporation, background of the principals of the Corporation, compensation of officers and related party transactions. Director had been furnished, or had obtained, all information Director requested or desired to know before purchasing the Shares. At all times following Director's initial contact with the Corporation concerning the Shares, the Corporation made available to Director the opportunity (i) to ask questions of, and receive answers from the Corporation, and persons acting on its behalf concerning the Corporation and the terms and conditions of the Sale, and (ii) to obtain any additional information and documents, to the extent they possessed such information or documents or could acquire them without unreasonable effort or expense, necessary to verify the accuracy of the information furnished to Director by the Corporation. Director had read prior to the Sale, was fully familiar with at the time of the Sale and completely understood at the time of the Sale, the Corporation's then current filings with the Securities and Exchange Commission and any other documents and information which he or she deemed material to making an investment decision with respect to the Shares.

     2. AMENDMENT AND RESTATEMENT OF PRIOR AGREEMENT. By execution and delivery of this Agreement, Director acknowledges and agrees that the Prior Agreement is amended and restated and superseded by and replaced in its entirety with the Plan, effective upon the Effective Date.

     3. PRIOR AGREEMENT UNITS. By execution and delivery of this Agreement, Director acknowledges and agrees that the number of stock units in Director's Deferral Account under Director's Prior Agreement through and including the Effective Date is the number of units listed below Director's signature on this Agreement, that such Prior Agreement Units will be transferred to and credited as SUs in Director' SU Account and that all SUs credited to Director's SU Account by virtue of the Prior Agreement Units will be governed by the terms and conditions of the Plan, including Elections made under the Plan.

     This Agreement is executed and delivered by the undersigned on April ___, 2003, but effective on the Effective Date.


                                             -----------------------------------
                                             [NAME OF DIRECTOR]

                                             -----------------------------------
                                             Number of Prior Agreement Units

                                       4

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      PLEASE MARK VOTES                               REVOCABLE PROXY
  /X/ AS IN THIS EXAMPLE                        CITIZENS FIRST BANCORP, INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                      May 22, 2003 o 10:00 a.m. Local Time

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints the official proxy committee of Citizens First Bancorp, Inc. (the "Company"), consisting of the full board of directors, with full power of substitution, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote at the annual meeting of stockholders to be held on May 22, 2003 at 10:00 a.m., local time, at St. Clair County Community College, Citizens First M-Tec Center, 323 Erie Street, Port Huron, Michigan and at any and all adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows:






                                        ------------------------------
   Please be sure to sign and date      Date
     this Proxy in the box below
 -------------------------------------  ------------------------------



 -----Stockholder sign above---------Co-holder (if any) sign above----



                                                            WITH-   FOR ALL
                                                    FOR     HOLD    EXCEPT

1. The election as directors of the nominees
   listed (unless the "For All Except" box          / /     / /      / /
   is marked and the instructions below are complied with).

          MARSHALL J. CAMPBELL AND CHRISTOPHER A. KELLERMAN

   INSTRUCTION: TO WITHHOLD YOUR VOTE FOR ANY INDIVIDUAL NOMINEE, MARK "FOR ALL EXCEPT" AND WRITE THAT NOMINEE'S NAME ON THE LINE PROVIDED BELOW.

                                                    FOR   AGAINST  ABSTAIN

2. The ratification of the appointment of
   Plante & Moran, PLLC as independent              / /     / /      / /
   auditors of Citizens First Bancorp, Inc.
   for the fiscal year ending December 31, 2003.

3. The approval of Citizens First Bancorp, Inc.
   Amended and Restated Management Restricted       / /     / /      / /
   Stock Purchase Plan.

4. The approval of the Amended and Restated
   Executive Stock Ownership Plan Agreement.        / /     / /      / /

5. The approval of Citizens First Group
   Directors' Deferred Fee Plan.                    / /     / /      / /


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES, AND "FOR" EACH OF THE PROPOSALS LISTED AS ITEMS 2-5 ABOVE.


PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING.   --------->     / /


     THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY, PROPERLY SIGNED AND DATED, WILL BE VOTED "FOR" EACH OF THE PROPOSALS LISTED. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, INCLUDING WHETHER OR NOT TO ADJOURN THE MEETING, THIS PROXY WILL BE VOTED BY THE PROXIES IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE PROXY COMMITTEE OF THE BOARD OF DIRECTORS TO VOTE WITH RESPECT TO THE ELECTION OF ANY PERSON AS DIRECTOR WHERE THE NOMINEES ARE UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE AND MATTERS INCIDENT TO THE CONDUCT OF THE MEETING. PLEASE BE SURE TO SIGN AND DATE DATE THIS PROXY IN THE BOX BELOW.


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  ^ DETACH ABOVE CARD, DATE, SIGN AND MAIL IN POSTAGE-PAID ENVELOPE PROVIDED.^
                          CITIZENS FIRST BANCORP, INC.

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     The above signed acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders, a Proxy Statement dated April 21, 2003 and an Annual Report to Stockholders.

     Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

     PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
--------------------------------------------------------------------------------

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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